SLM Student Loan Trust 2003-4 Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 06/1/05 - 8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance				$1,928,322,599.70	$(61,253,859.00)	$1,867,068,740.70
	ii	Interest to be Capitalized				9,285,745.51		8,322,776.67

	iii	Total Pool				$1,937,608,345.21		$1,875,391,517.37

	iv	Specified Reserve Account Balance				4,844,020.86		4,688,478.79

	v	Total Adjusted Pool				$1,942,452,366.07		$1,880,079,996.16

B	i	Weighted Average Coupon (WAC)				6.248%		6.237%
	ii	Weighted Average Remaining Term				255.06		253.61
	iii	Number of Loans				99,720		97,014
	iv	Number of Borrowers				60,932		59,162
	v	Aggregate Outstanding Principal Balance — T-Bill				$352,645,801.88		$335,185,005.03
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,584,962,543.33		$1,540,206,512.34

						% of		% of
	Notes and Certificates			Spread	Balance 06/15/2005	O/S Securities*	Balance 09/15/2005	O/S Securities*

C	i	A-1 Notes	78442GGH3	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	131,558,366.07	6.773%	69,185,996.16	3.680%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	14.930%	290,000,000.00	15.425%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	16.165%	314,000,000.00	16.701%
	v	A-5A Notes	78442GGD2	—	200,000,000.00	10.296%	200,000,000.00	10.638%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	10.296%	200,000,000.00	10.638%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	17.428%	338,527,000.00	18.006%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	10.296%	200,000,000.00	10.638%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	10.296%	200,000,000.00	10.638%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.520%	68,367,000.00	3.636%

	xi	Total Notes			$1,942,452,366.07	100.000%	$1,880,079,996.16	100.000%

*	Percentages may not total 100% due to rounding.

	Reserve Account						06/15/2005	09/15/2005

D	i	Required Reserve Acct Deposit (%)					0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)					$—	$—
	iii	Specified Reserve Acct Balance ($)					$4,844,020.86	$4,688,478.79
	iv	Reserve Account Floor Balance ($)					$3,384,496.00	$3,384,496.00
	v	Current Reserve Acct Balance ($)					$4,844,020.86	$4,688,478.79

	Other Accounts						09/15/2005	09/15/2005

E	i	Remarketing Fee Account					$3,984,845.00	$3,634,844.50
	ii	Capitalized Interest Account					$—	$—
	iii	Principal Accumulation Account (A-5A)					$—	$—
	iv	Supplemental Interest Account (A-5A)					$—	$—
	v	Principal Accumulation Account (A-5B)					$—	$—
	vi	Supplemental Interest Account (A-5B)					$—	$—
	vii	Principal Accumulation Account (A-5D)					$—	$—
	viii	Supplemental Interest Account (A-5D)					$—	$—

	General Trust Information

F	i	Indenture Trustee	Bank of New York	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	Morgan Stanley

		Initial Pool Balance	$2,256,330,493.30

II. 2003-4 Transactions from: 05/31/2005 through 08/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$64,755,536.45
	ii	Principal Collections from Guarantor	6,324,330.52
	iii	Principal Reimbursements	65,250.71
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$71,145,117.68

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(2,047.99)
	ii	Capitalized Interest	(9,889,210.69)

	iii	Total Non-Cash Principal Activity	$(9,891,258.68)

C	Total Student Loan Principal Activity		$61,253,859.00

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,530,690.77
	ii	Interest Claims Received from Guarantors	396,946.58
	iii	Collection Fees/Returned Items	6,075.55
	iv	Late Fee Reimbursements	232,021.65
	v	Interest Reimbursements	10,214.93
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,650,148.33
	viii	Subsidy Payments	1,406,649.92

	ix	Total Interest Collections	$23,232,747.73

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,721.53)
	ii	Capitalized Interest	9,889,210.69

	iii	Total Non-Cash Interest Adjustments	$9,887,489.16

F	Total Student Loan Interest Activity		$33,120,236.89

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$275,667.20

III. 2003-4 Collection Account Activity 05/31/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$32,612,031.41
	ii	Consolidation Principal Payments	38,467,835.56
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	65,250.71
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$71,145,117.68

B	Interest Collections
	i	Interest Payments Received	$22,400,716.63
	ii	Consolidation Interest Payments	583,718.97
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	10,214.93
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Returned Items	6,075.55
	viii	Late Fees	232,021.65

	ix	Total Interest Collections	$23,232,747.73

C	Other Reimbursements		$343,368.66

D	Reserves In Excess of the Requirement		$155,542.07

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Swap Receipt, Morgan Stanley		$4,785,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income		$508,746.01

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$100,170,522.15

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,599,777.80)
		Consolidation Loan Rebate Fees	$(4,908,400.97)

K	NET AVAILABLE FUNDS		$93,662,343.38

L	Servicing Fees Due for Current Period		$786,163.87

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$811,163.87

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.103%	6.083%	72,203	70,872	72.406%	73.053%	$1,297,388,080.87	$1,270,499,994.19	67.281%	68.048%
31-60 Days Delinquent	6.861%	6.784%	2,416	2,249	2.423%	2.318%	$49,392,713.37	$47,704,765.39	2.561%	2.555%
61-90 Days Delinquent	7.119%	6.880%	1,161	1,359	1.164%	1.401%	$22,379,426.93	$28,539,779.90	1.161%	1.529%
91-120 Days Delinquent	7.007%	7.153%	622	672	0.624%	0.693%	$11,422,603.52	$14,513,234.84	0.592%	0.777%
> 120 Days Delinquent	7.346%	7.238%	1,269	1,497	1.273%	1.543%	$26,520,393.35	$31,013,403.02	1.375%	1.661%

Deferment
Current	6.356%	6.418%	8,759	8,398	8.784%	8.656%	$181,570,518.29	$171,734,816.85	9.416%	9.198%

Forbearance
Current	6.474%	6.476%	13,103	11,783	13.140%	12.146%	$335,670,087.66	$298,904,683.14	17.407%	16.009%

TOTAL REPAYMENT	6.246%	6.235%	99,533	96,830	99.812%	99.810%	$1,924,343,823.99	$1,862,910,677.33	99.794%	99.777%
Claims in Process (1)	7.406%	7.425%	187	184	0.188%	0.190%	$3,978,775.71	$4,158,063.37	0.206%	0.223%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.248%	6.237%	99,720	97,014	100.000%	100.000%	$1,928,322,599.70	$1,867,068,740.70	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period							$28,172,622.55

B	Interest Subsidy Payments Accrued During Collection Period							1,283,835.79

C	SAP Payments Accrued During Collection Period							3,408,649.62

D	Investment Earnings Accrued for Collection Period							508,746.01

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)							0.00

F	Consolidation Loan Rebate Fees							(4,908,400.97)

G	Net Expected Interest Collections							$28,465,453.00

H	Interest Rate Cap Payments Due to the Trust							Cap

	i	Cap Notional Amount						$500,000,000.00
	ii	Libor						3.41000%
	iii	Cap %						5.00000%

	iv	Excess Over Cap (ii-iii)						0.00000%
	v	Cap Payments Due to the Trust						$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				Morgan Stanley
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc
		i	Notional Swap Amount	200,000,000	200,000,000	—	200,000,000	—

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	3.41000%	3.41000%	0.00000%	3.41000%	0.00000%
		iib	Spread	0.09900%	0.18900%	0.00000%	0.27400%	0.00000%
		iic	Pay Rate	3.50900%	3.59900%	0.00000%	3.68400%	0.00000%
		iii	Gross Swap Payment Due Counterparty	$1,793,488.89	$1,839,488.89	$0.00	$1,882,933.33	$0.00
		iv	Days in Period 06/15/2005 09/15/2005	92	92	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.16000%	3.39000%	0.00000%	4.02000%	0.00000%
		vi	Gross Swap Receipt Due Trust	$1,080,000.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
		vii	Days in Period 06/15/2005 09/15/2005	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	—	0.00000%	—

B	Class A-2 Interest Rate	0.008816667	(06/15/05 - 9/15/05)	3.45000%	LIBOR

C	Class A-3 Interest Rate	0.008970000	(06/15/05 - 9/15/05)	3.51000%	LIBOR

D	Class A-4 Interest Rate	0.009276667	(06/15/05 - 9/15/05)	3.63000%	LIBOR

E	Class A-5A Interest Rate	0.005400000	(06/15/05 - 9/15/05)	2.16000%	FIXED

F	Class A-5B Interest Rate	0.008475000	(06/15/05 - 9/15/05)	3.39000%	FIXED

G	Class A-5C Interest Rate	0.009123333	(06/15/05 - 9/15/05)	3.57000%	LIBOR

H	Class A-5D Interest Rate	0.010050000	(06/15/05 - 9/15/05)	4.02000%	FIXED

I	Class A-5E Interest Rate	0.009353333	(06/15/05 - 9/15/05)	3.66000%	LIBOR

J	Class B Interest Rate	0.010375556	(06/15/05 - 9/15/05)	4.06000%	LIBOR

VII. 2003-4 Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,928,322,599.70
	ii	Interest To Be Capitalized	9,285,745.51

	iii	Total Pool	$1,937,608,345.21
	iv	Specified Reserve Account Balance	4,844,020.86

	v	Total Adjusted Pool	$1,942,452,366.07

B	Total Note and Certificate Factor		0.8523663
C	Total Note Balance		$1,942,452,366.07

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.000000000	0.463233683	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$131,558,366.07	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,844,020.86
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E	Total

	Next Reset Date	09/15/2005	03/17/2008	03/17/2008	03/15/2010	03/15/2010
i	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845
ii	Remarketing Fees paid in Distribution	$350,000	$—	$—	$—	$—	$350,000
iii	Remarketing Fee Account Balance (net of inv earnings)	$350,000	$700,000	$1,184,845	$700,000	$700,000	$3,634,845

iv	Quarterly Funding Amount	$—	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$93,662,343.38	$93,662,343.38

B	Primary Servicing Fees-Current Month		$786,163.87	$92,876,179.51

C	Administration Fee		$25,000.00	$92,851,179.51

D	Aggregate Quarterly Funding Amount		$0.00	$92,851,179.51

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$92,851,179.51
	ii	Class A-2	$1,159,906.26	$91,691,273.25
	iii	Class A-3	$2,601,300.00	$89,089,973.25
	iv	Class A-4	$2,912,873.33	$86,177,099.92
	v	Class A-5A	$1,080,000.00	$85,097,099.92
	vi	Class A-5B	$1,695,000.00	$83,402,099.92
	vii	Class A-5C	$3,088,494.66	$80,313,605.26
	viii	Class A-5D	$2,010,000.00	$78,303,605.26
	ix	Class A-5E	$1,870,666.67	$76,432,938.59
	xi	Gross Swap Payment, Morgan Stanley	$5,515,911.11	$70,917,027.48

		Total	$21,934,152.03

F	Class B Noteholders’ Interest Distribution Amount		$709,345.61	$70,207,681.87

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$70,207,681.87
	ii	Class A-2	$62,372,369.91	$7,835,311.96
	iii	Class A-3	$0.00	$7,835,311.96
	iv	Class A-4	$0.00	$7,835,311.96
	v	Class A-5A	$0.00	$7,835,311.96
	vi	Class A-5B	$0.00	$7,835,311.96
	vii	Class A-5C	$0.00	$7,835,311.96
	viii	Class A-5D	$0.00	$7,835,311.96
	ix	Class A-5E	$0.00	$7,835,311.96

		Total	$62,372,369.91

H	Increase to Supplemental Interest Account		$0.00	$7,835,311.96

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$7,835,311.96

J	Increase to the Specified Reserve Account		$0.00	$7,835,311.96

K	Carryover Servicing Fees		$0.00	$7,835,311.96

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$7,835,311.96

M	Excess to Excess Distribution Certificate Holder		$7,835,311.96	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-4 Distributions

A		Distribution Amounts	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due	$0.00	$1,159,906.26	$2,601,300.00	$2,912,873.33	$1,080,000.00	$1,695,000.00	$3,088,494.66	$2,010,000.00	$1,870,666.67	$709,345.61
	ii	Quarterly Interest Paid	0.00	1,159,906.26	2,601,300.00	2,912,873.33	1,080,000.00	1,695,000.00	3,088,494.66	2,010,000.00	1,870,666.67	709,345.61

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$0.00	$62,372,369.91	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	0.00	62,372,369.91	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$0.00	$63,532,276.17	$2,601,300.00	$2,912,873.33	$1,080,000.00	$1,695,000.00	$3,088,494.66	$2,010,000.00	$1,870,666.67	$709,345.61

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 08/31/2005	$1,942,452,366.07
	ii	Adjusted Pool Balance 08/31/2005	1,880,079,996.16

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$62,372,369.91

	iv	Adjusted Pool Balance 05/31/2005	$1,942,452,366.07
	v	Adjusted Pool Balance 08/31/2005	1,880,079,996.16

	vi	Current Principal Due (iv-v)	$62,372,369.91
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$62,372,369.91

	ix	Principal Distribution Amount Paid	$62,372,369.91

	x	Principal Shortfall (viii - ix)	$(0.00)

C		Total Principal Distribution	$62,372,369.91
D		Total Interest Distribution	17,127,586.53

E		Total Cash Distributions	$79,499,956.44

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$4,844,020.86
	ii	Deposits to correct Shortfall	$—

	iii	Total Reserve Account Balance Available	$4,844,020.86
	iv	Required Reserve Account Balance	$4,688,478.79

	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$155,542.07
	vii	Ending Reserve Account Balance	$4,688,478.79

G	Note Balances			6/15/2005	Pay Down Factor	09/15/2005
	i	A-1 Note Balance	78442GGH3	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GGJ9	$131,558,366.07		$69,185,996.16
		A-2 Note Pool Factor		0.463233683	0.219621021	0.243612663

	iii	A-3 Note Balance	78442GGK6	$290,000,000.00		$290,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GGL4	$314,000,000.00		$314,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GGD2	$200,000,000.00		200,000,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GGE0	$200,000,000.00		$200,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GGF7	$338,527,000.00		$338,527,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-5D Note Balance	78442GGG5	$200,000,000.00		$200,000,000.00
		A-5D Note Pool Factor		1.000000000	0.000000000	1.000000000

	ix	A-5E Note Balance	78442GGN0	$200,000,000.00		$200,000,000.00
		A-5E Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GGM2	$68,367,000.00		$68,367,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-4 Historical Pool Information

						2004	2003
			06/1/05 - 8/31/05	03/1/05 - 5/31/05	12/01/04 - 02/28/05	12/1/03 - 11/30/04	3/17/03 - 11/30/03

Beginning Student Loan Portfolio Balance			$1,928,322,599.70	$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24	$2,246,024,417.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$64,755,536.45	$47,440,583.46	$40,314,408.09	$167,328,057.16	$114,029,537.70
	ii	Principal Collections from Guarantor	$6,324,330.52	$6,598,291.39	$4,661,352.87	$20,206,897.76	$6,426,598.45
	iii	Principal Reimbursements	$65,250.71	$35,285.26	$58,545.88	$349,441.69	$5,644,684.51
	iv	Other System Adjustments	$—	$—	$—	$—	$—

	v	Total Principal Collections	$71,145,117.68	$54,074,160.11	$45,034,306.84	$187,884,396.61	$126,100,820.66
	Student Loan Non-Cash Principal Activity						$—
	i	Other Adjustments	$(2,047.99)	$19,398.63	$11,886.12	$220,086.67	$1,376,553.08
	ii	Capitalized Interest	$(9,889,210.69)	$(9,650,777.35)	$(10,273,183.99)	$(42,527,107.10)	$(34,568,722.78)

	iii	Total Non-Cash Principal Activity	$(9,891,258.68)	$(9,631,378.72)	$(10,261,297.87)	$(42,307,020.43)	$(33,192,169.70)

(-)	Total Student Loan Principal Activity		$61,253,859.00	$44,442,781.39	$34,773,008.97	$145,577,376.18	$92,908,650.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$18,530,690.77	$18,547,634.44	$18,981,334.20	$80,354,114.82	$60,288,881.26
	ii	Interest Claims Received from Guarantors	$396,946.58	$372,965.54	$294,840.64	$1,097,007.86	$268,765.54
	iii	Collection Fees/Returned Items	$6,075.55	$6,896.13	$7,020.26	$21,022.50	$8,439.83
	iv	Late Fee Reimbursements	$232,021.65	$229,353.88	$243,202.05	$932,614.03	$608,948.66
	v	Interest Reimbursements	$10,214.93	$2,050.70	$1,824.61	$4,481.95	$32,814.32
	vi	Other System Adjustments	$—	$—	$—	$—	$—
	vii	Special Allowance Payments	$2,650,148.33	$1,756,989.85	$622,168.54	$223,848.50	$35,556.36
	viii	Subsidy Payments	$1,406,649.92	$1,426,314.97	$1,446,935.15	$6,157,989.41	$3,301,864.92

	ix	Total Interest Collections	$23,232,747.73	$22,342,205.51	$21,597,325.45	$88,791,079.07	$64,545,270.89
						$—	$—
	Student Loan Non-Cash Interest Activity					$—	$—
	i	Interest Accrual Adjustment	$(1,721.53)	$366.55	$1,499.41	$593.75	$(1,334,668.84)
	ii	Capitalized Interest	$9,889,210.69	$9,650,777.35	$10,273,183.99	$42,527,107.10	$34,568,722.78

	iii	Total Non-Cash Interest Adjustments	$9,887,489.16	$9,651,143.90	$10,274,683.40	$42,527,700.85	$33,234,053.94

	Total Student Loan Interest Activity		$33,120,236.89	$31,993,349.41	$31,872,008.85	$131,318,779.92	$97,779,324.83

(=)	Ending Student Loan Portfolio Balance		$1,867,068,740.70	$1,928,322,599.70	$1,972,765,381.09	$2,007,538,390.06	$2,153,115,766.24
(+)	Interest to be Capitalized		$8,322,776.67	$9,285,745.51	$9,021,385.58	$9,164,065.22	$9,186,603.87

(=)	TOTAL POOL		$1,875,391,517.37	$1,937,608,345.21	$1,981,786,766.67	$2,016,702,455.28	$2,162,302,370.11

(+)	Reserve Account Balance		$4,688,478.79	$4,844,020.86	$4,954,466.92	$5,041,756.14	$5,405,755.93

(=)	Total Adjusted Pool		$1,880,079,996.16	$1,942,452,366.07	$1,986,741,233.59	$2,021,744,211.42	$2,167,708,126.04

XII. 2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$2,235,096,883	2.23%

Sep-03	$2,196,872,561	3.57%

Dec-03	$2,162,302,370	3.81%

Mar-04	$2,128,264,880	3.91%

Jun-04	$2,096,445,658	3.91%

Sep-04	$2,052,532,682	4.29%

Dec-04	$2,016,702,455	4.35%

Mar-05	$1,981,786,767	4.37%

Jun-05	$1,937,608,345	4.61%

Sep-05	$1,875,391,517	5.17%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.